                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

                                                         CONTACT:
                                                         JON S. BENNETT
                                                         VICE PRESIDENT AND
                                                         CHIEF FINANCIAL OFFICER
                                                         MAJESTIC STAR CASINO
                                                         (702) 388-2224

                         THE MAJESTIC STAR CASINO, LLC
                      ANNOUNCES STRONG FOURTH QUARTER AND
                          RECORD YEAR END 2004 RESULTS

MARCH 15, 2005, LAS VEGAS, NV - The Majestic Star Casino, LLC ("MSC") today announced financial results for the three- and twelve-month periods ended December 31, 2004. MSC is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star"), and through its wholly owned subsidiary, Majestic Investor Holdings, LLC ("MIH"), two Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or with respect to the operating subsidiary "Barden Mississippi Gaming, LLC") and Black Hawk, Colorado ("Fitzgeralds Black Hawk" or with respect to the operating subsidiary "Barden Colorado Gaming, LLC"). The assets of Barden Colorado Gaming, LLC are held for sale and are being reported as discontinued operations. MSC also provides management services to Barden Nevada Gaming, LLC ("BNG" or "Fitzgeralds Las Vegas") for a fee. BNG is owned by Barden Development, Inc. ("BDI"), the parent of MSC. Unless indicated otherwise, the "Company" refers to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries. This press release incorporates reclassifi-cations of certain cash based promotional activities.

Consolidated Results-Three Month Period Ended December 31, 2004

Net revenues, for the Company's continuing operations, for the three-month period ended December 31, 2004 were $52.7 million, compared to $50.7 million in the same three-month period last year, an increase of $2.0 million or 3.9%. Casino revenues increased to $55.6 million from $53.2 million in the year ago period.

For the three-month period ended December 31, 2004, the Company had a loss from continuing operations of $1.6 million compared to a loss from continuing operations of $35.2 million for the comparable quarter in 2003. The Company took a charge of $32.0 million in the fourth quarter of 2003 when it refinanced substantially all of its debt. For comparability purposes, after adjusting for the charges related to the refinancing, loss from continuing operations in the fourth quarter of 2003 was $3.2 million.

Including discontinued operations, the Company expects to report net income of $0.6 million compared to a net loss of $43.9 million for the same period in 2003. Discontinued operations for the fourth quarter of 2004 reflects the results of the

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

Company's Black Hawk operation which is held for sale, as compared to the 2003 period, which reflects the results of both the Black Hawk operation and BNG prior to its spin-off. BNG was spun off to BDI on December 31, 2003. Our 2003 net loss was impacted by the $32.0 million refinancing charge discussed previously and a $10.0 million charge related to the write down of the BNG assets to fair market value at spin-off. Adjusting for these two items, for comparability purposes, our 2003 net loss would have been $2.0 million.

For the three-month period ended December 31, 2004, adjusted EBITDA from continuing operations was $10.4 million, compared to $8.6 million in the same period last year, an increase of $1.8 million or 21.5%. Including Fitzgeralds Black Hawk, the Company's adjusted EBITDA was $12.6 million, compared to $10.7 million in the same period last year, an increase of $1.9 million or 17.6%. Adjusted EBITDA is defined as EBITDA (earnings before interest, taxes, depreciation, amortization, and other non-operating expenses (primarily non-usage fees on the credit facility)), adjusted for loss on investment in Buffington Harbor Riverboats, LLC (which is all comprised of depreciation) and certain non-recurring charges as identified in the table at the end of this press release reconciling net income (loss) to EBITDA and adjusted EBITDA. See note 2 for a detailed explanation as to the usefulness and limitations of using EBITDA and adjusted EBITDA as a financial measure.

Don H. Barden, the Company's Chairman, Chief Executive Officer and President stated "the Company's fourth quarter performance was a great way to finish the year and the various programs that were put in place to generate our much improved adjusted EBITDA should be a catalyst for 2005."

Consolidated Results-Twelve Month Period Ended December 31, 2004

Net revenues of the Company's continuing operations, for the twelve-month period ended December 31, 2004, were $224.3 million, compared to $213.0 million in the same twelve-month period last year, an increase of $11.3 million or 5.3%. Majestic Star contributed $11.8 million of the increase. Casino revenues increased to $236.1 million from $220.9 million in the year ago period.

For the twelve-month period ended December 31, 2004, the Company had a loss from continuing operations of approximately $4.9 million compared to a loss from continuing operations of $39.0 million for the comparable twelve-month period in 2003. For comparability purposes, excluding the $32.0 million in refinancing charges discussed previously, the Company's loss from continuing operations in 2003 was $7.0 million. Impacting net loss from continuing operations in the twelve-month period ended December 31, 2004 is a non-recurring charge at Majestic Star for retroactive real property taxes. A charge of $2.2 million was taken in the first quarter of this year but was subsequently adjusted downward by $0.3 million as the Company has changed its estimate for retroactive real property tax liabilities for the year 2003. Included in net loss from continuing operations for the twelve-month period ended December 31, 2003 is a non-recurring $2.1 million charge reflecting the one-time retroactive impact of a change in law relating to casino gaming taxes.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

The Company paid 24.4% of its casino revenues for gaming and economic incentive taxes in 2004. This compares to 23.5% in 2003 (before the retroactive gaming tax charge). The increase is due to the higher marginal tax rates experienced at Majestic Star as a result of higher casino revenues. Before consideration of the 2003 gaming tax charge for the change in law, gaming and economic incentive taxes increased $5.5 million over 2003. General and administrative expenses increased $3.8 million principally due to the net $1.9 million retroactive real property tax charge as previously discussed, increased payroll and benefits, greater current year property taxes, principally at Majestic Star, and insurance and regulatory costs.

Interest expense declined by $2.7 million or approximately 8.5% in the twelve-month period ended December 31, 2004 as compared to the same period in 2003. The reduced interest expense is the result of refinancing substantially all of the Company's outstanding debt in October 2003.

Including our discontinued operations the Company expects to report net income of $5.0 million compared to net loss of $43.9 million for the same period in 2003. Net loss for the 2003 period includes the refinancing charges and the write down of BNG assets to fair market value discussed previously. For comparability purposes, net loss for the year 2003, before charges related to the Company's refinancing and BNG asset write down, was $1.9 million.

"Our record net income of $5.0 million is a significant milestone for the Company," stated Mr. Barden. "The refinancing of our high interest debt in October 2003, which significantly reduced the Company's interest expense, along with our improved net revenues were primary contributors to our record net income."

For the twelve-month period ended December 31, 2004, adjusted EBITDA from continuing operations was $45.1 million, compared to $44.5 million in the same period last year, an increase of $0.6 million. Including Fitzgeralds Black Hawk, the Company's adjusted EBITDA was $56.1 million, compared to $53.4 million in the same period last year, an increase of $2.7 million. See note 2 for a detailed explanation as to the usefulness and limitations of using EBITDA and adjusted EBITDA as a financial measure.

At December 31, 2004, the Company had $16.7 million of available cash, as compared to approximately $22.1 million at December 31, 2003. The Company also had approximately $39.0 million in available borrowing capacity under its credit facility at December 31, 2004.

Total debt outstanding at December 31, 2004 was $316.9 million as compared to $301.7 million at December 31, 2003, an increase of $15.2 million. Total debt outstanding at December 31, 2004 consisted of $260.0 million of 9-1/2% senior secured notes, $15.9 million (net of original issue discount) of 11.653% notes and $41.0 million drawn on the Company's $80.0 million credit facility. The Company spent $38.8 million on capital expenditures during the twelve-month period ended December 31, 2004. The Company's capital

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

expenditures included the acquisition of 170 acres of land adjacent to the Buffington Harbor and Majestic Star facilities, the purchase of new gaming and related equipment, computer systems and software, expansion of the casino floor at Fitzgeralds Tunica and construction of new administration buildings at Majestic Star and Fitzgeralds Tunica. The Company anticipates spending $12.0 million in capital expenditures in 2005. Principal purchases will be for new slot machines and the continued conversion of our existing slot machines to ticket in ticket out or TITO.

Majestic Star (property operations only)

Net revenues were $33.3 million for the three-month period ended December 31, 2004, an increase of $2.3 million or 7.4% over the same three-month period in 2003. Net revenues improved in the fourth quarter 2004 due to the continued marketing and promotional activities started earlier in the year. Net revenues were $141.1 million for the twelve-month period ended December 31, 2004 an increase of $11.8 million or 9.1% over the same period in the prior year.

Casino revenues at Majestic Star increased to $35.5 million and $149.6 million for the three- and twelve-month periods ended December 31, 2004 from $33.1 million and $136.6 million in the same periods in 2003.

Mr. Barden stated, "Majestic Star's 9.5% casino revenue growth for 2004 led the northwest Indiana market, which showed a casino revenue growth of 5.6%. As a result, Majestic Star increased its market share to 12.3% in 2004 from 11.9% in 2003. Majestic Star's casino revenue growth is attributed to our advertising campaign using former Chicago Bears player and coach Mike Ditka as the property's celebrity spokesperson, the re-branding of the property as "The Winning Place to Play (TM)", the establishment of a new players club loyalty program, the remodeling of our VIP lounge, the Monte Carlo Room, and the opening of Don and Mike's Sports Bar."

For the three- and twelve-month periods ended December 31, 2004, table game revenues increased 21.6% and 24.4%, respectively, and slot revenues increased 4.5% and 6.7%, respectively. Table games handle increased 12.2% and 15.4%, respectively, during the fourth quarter and twelve-month period, and the table games win percentage increased to 15.9% in the fourth quarter from 14.6% in the same period last year. Year to date table games win percentage increased to 16.6% from 15.4% in the same twelve-month period in the prior year. Slot coin-in increased 3.3% during the fourth quarter of 2004 from the fourth quarter of 2003, and 7.1% for the twelve-month period ended December 31, 2004 from the similar prior year period.

Net loss for the three- and twelve-month periods ended December 31, 2004 was $1.9 million and $10.4 million, respectively, compared to a net loss of $13.9 million and a net loss of $10.2 million for the three- and twelve-months ended December 31, 2003. Included in Majestic Star's net loss in both the three- and twelve-months ended

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

December 31, 2003 is a $10.0 million loss on early extinguishment of debt. After adjusting for the early extinguishment of debt charge, Majestic Star's net loss for the three- and twelve-month periods ended December 31, 2003, for comparability purposes, was $3.8 million and $0.2 million, respectively. Contributing to Majestic Star's net loss during the twelve-month period ended December 31, 2004 is $9.4 million of additional interest expense as substantially all of the Company's $316.9 million of debt now is issued by Majestic Star and then lent to its affiliates as non-interest bearing advances. From January 1, 2003 to October 7, 2003, there was $151.8 million of debt on MIH's balance sheet, of which all but $16.3 million was purchased and retired by the Company in October 2003. Also, as explained under our consolidated results, Majestic Star's December 31, 2004 net loss includes a non-recurring charge of $1.9 million for retroactive real property taxes, and the property's net loss for the year ended December 31, 2003 includes a non-recurring charge of $2.1 million for the one time impact of a change in gaming taxes.

Adjusted EBITDA at Majestic Star was $7.2 million and $28.6 million for the three- and twelve-month periods ended December 31, 2004, compared to $5.1 million and $27.4 million for the three- and twelve-month periods ended December 31, 2003. Property adjusted EBITDA margins (defined as adjusted EBITDA divided by net revenues) improved to 21.5% in the fourth quarter of 2004 from 16.4% in the fourth quarter of 2003. For the twelve-month period ended December 31, 2004, the property's adjusted EBITDA margin was 20.3% compared to 21.2% in the prior year twelve-month period. Adjusted EBITDA reflects property operations only, is exclusive of corporate overhead, and is adjusted for retroactive real property taxes in both the three- and twelve-month periods ended December 31, 2004, refinancing and early extinguishment of debt charges in the three- and twelve month periods ended December 31, 2003, and retroactive gaming taxes in the twelve-month period ended December 31, 2003 (see the accompanying table).

"Our ability to control costs while sustaining our revenue growth resulted in a significant improvement in quarterly adjusted EBITDA" stated Mr. Barden. "As a result of our strong fourth quarter adjusted EBITDA, the property's full year 2004 adjusted EBITDA was a property record. In addition, our full year 2004 net revenues and casino revenue were also records."

Majestic Star continues to add more ticket in ticket out ("TITO") slot machines to its casino floor. At this time the casino floor has 1,162 TITO slot machines or approximately 71% of slot machines are equipped with this technology.

Fitzgeralds Tunica (property operations only)

Net revenues declined $0.2 million to $19.5 million for the three-month period ended December 31, 2004. Net revenues were $83.2 million for the twelve-month period ended December 31, 2004, a decrease of $0.5 million or 0.5% over the same period in the prior year.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

Casino revenues at Fitzgeralds Tunica were $20.1 million for the three-month period ended December 31, 2004, and $86.5 million for the twelve-month period ended December 31, 2004, as compared to $20.1 million and $84.4 million, respectively, in the same periods in 2003. For the three- and twelve-month periods ended December 31, 2004, table game revenues decreased 9.3% to $1.9 million and 6.8% to $7.7 million, respectively. Slot revenues increased to $18.3 million and $78.9 million, respectively, for the three- and twelve-month periods ended December 31, 2004 from $18.1 million and $76.1 million, respectively, in the same periods in 2003.

Net income for the three- and twelve-month periods ended December 31, 2004 was $1.8 million and $11.5 million, respectively. This compares to net income of $2.5 million and $13.0 million for the three- and twelve-month periods ended December 31, 2003. Our net income for both the three- and twelve-months ended December 31, 2004 was impacted by higher promotional costs, greater payroll and benefit expenses in our administration areas and increased depreciation expense due to capital expenditures made during 2004.

EBITDA at Fitzgeralds Tunica was $4.1 million and $20.3 million for the three- and twelve-month periods ended December 31, 2004, compared to $4.5 million and $20.8 million for the three- and twelve-month periods ended December 31, 2003. EBITDA margins (defined as EBITDA divided by net revenues) declined to 21.3% in the fourth quarter of 2004 from 22.6% in the fourth quarter of 2003. The year to date EBITDA margin declined to 24.4% in the twelve-month period ended December 31, 2004 from 24.9% in the same period last year. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no adjustments to EBITDA in the three- and twelve-month periods ended December 31, 2004 or the same periods in 2003.

Mr. Barden, commenting on the Fitzgeralds Tunica operation, stated, "the Tunica market remains very competitive and casino revenue growth in the area has been minimal. As a means to increase our profitability, we will strive to direct our focus on projects that will make our casino operation more efficient. This includes the implementation of TITO and various other slot-marketing programs to create greater incentive for gamblers to visit our facility. During the fourth quarter of 2004, the property began installing TITO on selected slot machines. At this time the property has 158 TITO games operational with the goal of having 540 TITO slot machines in operation by year-end. With TITO, we should be able to redeploy our slot workforce toward better guest service while giving our slot guests greater play time on our slot machines."

Fitzgeralds Black Hawk-Discontinued Operation of Property Held for Sale

Net revenues improved to $8.9 million for the three-month period ended December 31, 2004 from $8.0 million from the three-month period ended December 31, 2003. Despite snowstorms in November, the property was able to improve its net revenues by 11.4% over the prior year quarter. Net revenues were $36.2 million for the twelve-month period ended December 31, 2004, an increase of $4.2 million or 13.3% over the same prior year

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

period. The significant increase in net revenues is attributable to expanded marketing programs, management's continued focus on maximizing yield on marketing and promotional activities, displacement of customers from a competitor that is undergoing remodeling and construction, which is anticipated to continue until the spring of 2005, and enhancements to our slot product.

Casino revenues at Fitzgeralds Black Hawk increased to $9.4 million and $38.7 million, respectively, for the three- and twelve-month periods ended December 31, 2004 from $8.5 million and $34.5 million, respectively, in the same periods in 2003. For the three- and twelve-month periods ended December 31, 2004, slot revenues increased 10.8% and 12.0%, respectively. Slot coin-in increased 7.9% and 8.8%, respectively, during the fourth quarter and twelve-month period.

In November 2004, the so-called "Southern Access Road," was completed. The road provides another route to Black Hawk, through Central City. For those casino customers that choose to take the new road, Fitzgeralds Black Hawk will be one of the first properties encountered when entering Black Hawk.

Net income for the three- and twelve-month periods ended December 31, 2004 was $2.2 million and $10.0 million, respectively. This compares to net income of $1.7 million and $7.1 million for the three- and twelve-month periods ended December 31, 2003.

EBITDA at Fitzgeralds Black Hawk was $2.2 million and $11.0 million for the three- and twelve-month periods ended December 31, 2004, compared to $2.2 million and $8.9 million for the three- and twelve-month periods ended December 31, 2003. EBITDA margins were 24.9% and 30.3%, respectively; compared to 27.1% and 27.7% in the three- and twelve-month periods ended December 31, 2003. EBITDA reflects property operations only and is exclusive of corporate overhead. There were no adjustments to EBITDA in the three- and twelve-month periods ended December 31, 2004 or the same periods in 2003.

"Similar to Majestic Star, Fitzgeralds Black Hawk's 2004 EBITDA, net revenues and casino revenue are records," stated Mr. Barden. "While the fourth quarter's EBITDA was flat with the prior year, poor weather, particularly during the Thanksgiving holiday weekend, negatively impacted our results."

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include the words, "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this press release will happen as described or that any positive trends noted in this press release will continue. The forward-looking statements contained in this press release generally relate to our plans, objectives and expectations for future operations and are based upon management's

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations, or may cause us to modify our plans and objectives, include, but are not limited to; the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under our $80.0 million credit facility and our 9-1/2% notes; changes in our financial condition that may cause us to not be in compliance with the covenants contained within the indenture governing the 9-1/2% notes or the loan and security agreement governing the $80.0 million credit facility, and thus causing us to be in default with the trustee for the 9-1/2% notes and the lenders to the $80.0 million credit facility, requiring a payment acceleration on the debt obligations outstanding; changes or developments in laws, regulations or taxes in the casino and gaming industry, including increases in or new taxes imposed on gaming revenues and gaming devices, or admission taxes; increased competition in existing markets or the opening of new gaming jurisdictions; our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis; adverse determinations of issues related to disputed taxes, particularly in Indiana, as evidenced by the charge in the first quarter of 2004 for retroactive real property taxes and the requirement that deductions previously taken for taxes paid on gross gaming receipts are disallowed on our member's Indiana state income tax return for which the Company may be required to make distributions to reimburse its member for any tax liabilities that may result; other adverse conditions, such as adverse economic conditions in the Company's markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular; the ability to fund capital improvements and development needs from existing operations, available credit, or new financing; the risk of our joint venture partner, Trump Indiana, Inc., not making its lease payments when due in connection with the parking facility in Gary, Indiana or to fund the joint venture; factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and other factors disclosed from time to time in filings we make with the Securities and Exchange Commission or otherwise.

For more information on these and other factors, see our most recently filed Form 10-K, Form 10-Q and Form 8-K.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in our reports filed with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

forward-looking events discussed in this press release might not occur.

The Company makes available free of charge its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

The Company has scheduled a conference call for March 16, 2005 at 11:00 a.m. (Eastern Time) to discuss the three- and twelve-month periods ended December 31, 2004 results. The dial-in number is (866) 837-9789. The moderator will be Jon S. Bennett, Vice President and Chief Financial Officer for the Company. A replay number will be available at (888) 266-2081, pass code 671319. Inquiries for additional information should be directed to Jon S. Bennett, Vice President and Chief Financial Officer, at (702) 388-2224.

Financial/Statistical Tables, Consolidated Statement of Operations and Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA by Property and in Total.

The following tables reflect operating income, net revenues, casino revenues, slot and table game revenues, average number of slot machines and table games, average win per slot machine and table game and hotel statistical information (Fitzgeralds Tunica only), for the three- and twelve-month periods ended December 31, 2004 and December 31, 2003 at the Company's properties. Percentage increase (decrease) calculations are derived using the whole numbers rather than the rounded numbers.

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

($ in millions,except for win per gaming unit)

                                       THREE MONTHS ENDED
                                          DECEMBER 31,          INCREASE    % INCREASE
Majestic Star (property only)            2004         2003     (DECREASE)   (DECREASE)
                                       ---------------------   ------------------------
Operating income                       $     4.8   $     2.9   $    1.9        65.5%
Net revenues                           $    33.3   $    31.0   $    2.3         7.4%
Casino revenues                        $    35.5   $    33.1   $    2.4         7.3%
Slot revenues                          $    29.0   $    27.8   $    1.2         4.5%
Table game revenues                    $     6.5   $     5.3   $    1.2        21.6%
Average number of slot machines            1,631       1,501        130         8.7%
Average win per slot machine per day   $   193.3   $   201.1   $   (7.8)       -3.9%
Average number of table games                 47          50         (3)       -6.0%
Average win per table game per day     $ 1,499.1   $ 1,158.4   $  340.7        29.4%

                                        TWELVE MONTHS ENDED
                                           DECEMBER 31,         INCREASE    % INCREASE
Majestic Star (property only)            2004        2003      (DECREASE)   (DECREASE)
                                       ------------------------------------------------
Operating income                       $    16.4   $    17.1   $   (0.7)       -4.1%
Net revenues                           $   141.1   $   129.3   $   11.8         9.1%
Casino revenues                        $   149.6   $   136.6   $   13.0         9.5%
Slot revenues                          $   122.2   $   114.6   $    7.6         6.7%
Table game revenues                    $    27.3    $   22.0    $   5.3        24.4%
Average number of slot machines            1,572       1,523         49         3.2%
Average win per slot machine per day   $   212.5   $   206.1   $    6.4         3.1%
Average number of table games                 49          52         (3)       -6.5%
Average win per table game per day     $ 1,539.1   $ 1,149.0   $  390.1        34.0%

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MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

($ in millions, except for win per gaming unit and hotel average daily rate)

                                        THREE MONTHS ENDED
                                           DECEMBER 31,         INCREASE    % INCREASE
Fitzgeralds Tunica (property only)        2004        2003     (DECREASE)   (DECREASE)
                                       ------------------------------------------------
Operating income                       $     1.8   $     2.5   $   (0.7)      -28.0%
Net revenues                           $    19.5   $    19.7   $   (0.2)       -1.4%
Casino revenues                        $    20.1   $    20.1   $      -         0.0%
Slot revenues                          $    18.3   $    18.1   $    0.2         1.1%
Table game revenues                    $     1.9   $     2.1   $   (0.2)       -9.3%
Average number of slot machines            1,374       1,352         22         1.6%
Average win per slot machine per day   $   144.4   $   145.1   $   (0.7)       -0.5%
Average number of table games                 34          34          -         0.0%
Average win per table game per day     $   595.0   $   656.0   $  (61.0)       -9.3%
Hotel occupancy                             89.8%       89.2%       0.6%        0.7%
Hotel average daily rate               $   44.83   $   46.00   $  (1.17)       -2.5%

                                         TWELVE MONTHS ENDED
                                            DECEMBER 31,        INCREASE    % INCREASE
Fitzgeralds Tunica (property only)        2004       2003      (DECREASE)   (DECREASE)
                                       ---------------------   ------------------------
Operating income                       $    11.5   $    13.0   $   (1.5)      -11.5%
Net revenues                           $    83.2   $    83.7   $   (0.5)       -0.5%
Casino revenues                        $    86.5   $    84.4   $    2.1         2.6%
Slot revenues                          $    78.9   $    76.1   $    2.8         3.6%
Table game revenues                    $     7.7   $     8.2   $   (0.5)       -6.8%
Average number of slot machines            1,361       1,351         10         0.7%
Average win per slot machine per day   $   158.3   $   154.4   $    3.9         2.5%
Average number of table games                 34          34          -         0.0%
Average win per table game per day     $   616.0   $   663.0   $  (47.0)       -7.1%
Hotel occupancy                             94.6%       92.2%       2.4%        2.6%
Hotel average daily rate               $   44.40   $   47.23   $  (2.83)       -6.0%

($ in millions, except for win per gaming unit)

                                          THREE MONTHS ENDED
                                             DECEMBER 31,         INCREASE   % INCREASE
FITZGERALDS BLACK HAWK (PROPERTY ONLY)     2004         2003     (DECREASE)  (DECREASE)
                                         ----------------------------------------------
Operating income                         $      2.2   $     1.7   $    0.5      29.4%
Net revenues                             $      8.9   $     8.0   $    0.9      11.4%
Casino revenues                          $      9.4   $     8.5   $    0.9      10.6%
Slot revenues                            $      9.3   $     8.4   $    0.9      10.8%
Table game revenues                      $      0.2   $     0.2   $      -       2.1%
Average number of slot machines                 593         594         (1)     -0.2%
Average win per slot machine per day     $    169.6   $   152.9   $   16.7      10.9%
Average number of table games                     6           6          -       0.0%
Average win per table game per day       $    347.6   $   340.4   $    7.2       2.1%

                                     -more-

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

($ in millions, except for win per gaming unit)

                                           TWELVE MONTHS ENDED
                                               DECEMBER 31,
FITZGERALDS BLACK HAWK (PROPERTY ONLY)      2004         2003     INCREASE   % INCREASE
                                         ----------------------------------------------
Operating income                         $     10.0   $     7.1   $    2.9      40.8%
Net revenues                             $     36.2   $    32.0   $    4.2      13.3%
Casino revenues                          $     38.7   $    34.5   $    4.2      12.3%
Slot revenues                            $     37.9   $    33.8   $    4.1      12.0%
Table game revenues                      $      0.8   $     0.7   $    0.1      15.6%
Average number of slot machines                 597         593          4       0.7%
Average win per slot machine per day     $    173.2   $   155.9   $   17.3      11.1%
Average number of table games                     6           6          -       0.0%
Average win per table game per day       $    372.2   $   323.0   $   49.2      15.2%

                                     -more-

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

                                                   FOR THE THREE MONTHS ENDED       FOR THE TWELVE MONTHS ENDED
                                                         DECEMBER 31,                        DECEMBER 31,
                                                  -----------------------------    ------------------------------
                                                     2004             2003             2004             2003
                                                  ------------     ------------    -------------    -------------
REVENUES
    Casino                                        $ 55,612,213     $ 53,207,549    $ 236,093,555    $ 220,932,784
    Rooms                                            1,853,073        1,890,760        7,673,287        7,932,811
    Food and beverage                                2,822,498        2,672,698       11,237,430       10,781,929
    Other                                            1,047,461          934,495        4,160,416        3,695,873
                                                  ------------     ------------    -------------    -------------
       Total                                        61,335,245       58,705,502      259,164,688      243,343,397
    Less promotional allowances                      8,603,228        7,970,873       34,888,831       30,361,144
                                                  ------------     ------------    -------------    -------------
        Net Revenues                                52,732,017       50,734,629      224,275,857      212,982,253
                                                  ------------     ------------    -------------    -------------
COSTS AND EXPENSES
    Casino                                          13,847,691       14,053,643       59,414,813       57,925,536
    Rooms                                              402,860          630,488        1,784,333        2,552,127
    Food and beverage                                1,328,520        1,088,540        5,142,378        4,401,352
    Other                                              103,645          132,606          888,600          468,512
    Gaming taxes                                    12,484,345       11,737,074       53,014,290       49,946,481
    Advertising and promotion                        3,444,739        3,210,567       13,907,686       12,299,196
    General and administrative                       8,508,962        9,377,635       39,045,937       35,240,662
    Corporate expenses                                 893,229          921,142        3,399,281        3,456,161
    Economic Incentive - City of Gary                1,070,884          996,026        4,494,170        4,103,010
    Depreciation and amortization                    4,459,754        3,742,788       16,991,342       15,759,122
    Loss on investment in Buffington
       Harbor Riverboats, LLC                          611,206          600,828        2,465,612        2,395,436
    (Gain) loss on sale of assets                      (43,729)          11,468          (49,995)         121,358
                                                  ------------     ------------    -------------    -------------
       Total costs and expenses                     47,112,106       46,502,805      200,498,447      188,668,953
                                                  ------------     ------------    -------------    -------------

Operating income                                     5,619,911        4,231,824       23,777,410       24,313,300
                                                  ------------     ------------    -------------    -------------
OTHER INCOME (EXPENSE)
    Interest income                                     83,149           24,188          107,386          104,331
    Interest expense                                (7,243,858)      (7,414,831)     (28,615,356)     (31,282,788)
    Loss on bond redemption                                  -      (31,960,083)               -      (31,960,083)
    Other expense                                      (33,253)         (43,772)        (201,757)        (185,574)
                                                  ------------     ------------    -------------    -------------
       Total other expense                          (7,193,962)     (39,394,498)     (28,709,727)     (63,324,114)
                                                  ------------     ------------    -------------    -------------
Loss from continuing
    operations                                      (1,574,051)     (35,162,674)      (4,932,317)     (39,010,814)

DISCONTINUED OPERATIONS (NOTE 1)
    Income (loss) from discontinued operations       2,177,881       (8,769,072)       9,950,843       (4,841,160)
                                                  ------------     ------------    -------------    -------------

NET INCOME (LOSS)                                 $    603,830     $(43,931,746)   $   5,018,526    $ (43,851,974)
                                                  ============     ============    =============    =============

Note 1: Discontinued Operations includes the operating activities for Fitzgeralds Black Hawk for all periods presented. Discontinued Operations also includes the operating activities for Fitzgeralds Las Vegas in both the three- and twelve-months ended December 31, 2003. Discontinued Operations in both the three- and twelve-months ended December 31, 2003 includes a $10.0 million write-down of the assets of Barden Nevada Gaming, LLC to fair market value at spin-off.

                                     -more-

MAJESTIC STAR ANNOUNCES EARNINGS RESULTS

Note 2: EBITDA and adjusted EBITDA are presented solely as a supplemental disclosure because management believes that they are widely used measures of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA and adjusted EBITDA measures to compare operating results among properties and between accounting periods. The use of EBITDA and adjusted EBITDA is specifically relevant in evaluating large, long lived hotel and casino projects because the measure provides a perspective on the current effects of operating decisions separate from substantial, non-operating depreciation, financing costs and other non-routine charges of such projects. Additionally, management believes that some investors and lenders consider EBITDA and adjusted EBITDA to be a useful measure in determining the Company's ability to service or incur debt and for estimating the Company's underlying financial performance before capital costs, taxes, capital expenditures and other non-routine costs such as the charges the Company incurred for retroactive real property and gaming taxes, refinancing substantially all of the Company's debt and the write-down of assets at Barden Nevada Gaming, LLC at spin-off. The Loan and Security Agreement ("Agreement") governing the Company's $80.0 million credit facility requires that the Company maintain certain minimum EBITDA levels as defined in the Agreement. Other companies may calculate EBITDA and adjusted EBITDA differently. EBITDA and adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA and adjusted EBITDA. A reconciliation of net income (loss) to EBITDA and adjusted EBITDA is presented below.

                                     -more-

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

                                                      For the Three Months                For the Twelve Months
                                                       Ended December 31,                    Ended December 31,
CONTINUING OPERATIONS                               2004                2003              2004                2003
                                                 ------------      -------------     --------------      -------------
MAJESTIC STAR
Net loss                                         $ (1,932,440)     $ (13,851,437)    $  (10,431,064)     $ (10,248,239)
Interest expense, net                               6,690,720          6,657,926         26,623,873         17,218,901
Depreciation and amortization                       2,024,940          1,637,705          7,855,545          5,834,078
Other non-operating expenses (1)                       33,253             43,042            201,757            156,362
                                                 ------------      -------------     --------------      -------------
EBITDA                                           $  6,816,473      $  (5,512,764)    $   24,250,111      $  12,961,102
Loss on investment in BHR (2)                         611,206            600,828          2,465,612          2,395,436
Retroactive gaming tax charge (3)                           -                  -                  -          2,071,850
Retroactive real property tax charge (4)             (271,284)                 -          1,886,425                  -
Loss on bond redemption (5)                                 -         10,007,703                  -         10,007,703
                                                 ------------      -------------     --------------      -------------
Adjusted EBITDA                                  $  7,156,395      $   5,095,767     $   28,602,148      $  27,436,091
                                                 ------------      -------------     --------------      -------------
FITZGERALDS TUNICA
Net income                                       $  1,787,733      $   2,463,528     $   11,483,368      $  13,033,529
Interest income                                        (4,416)            (2,826)           (12,315)           (11,246)
Depreciation and amortization                       2,365,471          1,997,260          8,857,996          7,819,845
                                                 ------------      -------------     --------------      -------------
EBITDA                                           $  4,148,788      $   4,457,962     $   20,329,049      $  20,842,128
                                                 ------------      -------------     --------------      -------------
MAJESTIC INVESTOR HOLDINGS
Net loss                                         $   (536,115)     $ (32,853,623)    $   (2,585,340)     $ (48,339,943)
Interest expense, net                                 474,405            735,543          1,896,412         13,970,802
Depreciation and amortization                          69,343            107,823            277,801          2,105,199
Other non-operating expenses  (1)                           -                730                  -             29,212
                                                 ------------      -------------     --------------      -------------
EBITDA                                                  7,633        (32,009,527)          (411,127)       (32,234,730)
                                                 ------------      -------------     --------------      -------------
Loss on bond redemption (6)                                 -         21,952,380                  -         21,952,380
Write down of BNG assets (7)                                -         10,000,000                  -         10,000,000
                                                 ------------      -------------     --------------      -------------
Adjusted EBITDA                                  $      7,633      $     (57,147)    $    (411,127)      $    (282,350)
                                                 ------------      -------------     --------------      -------------
TOTAL FROM CONTINUING OPERATIONS
Net loss - property operations                   $   (680,822)     $ (44,241,532)    $   (1,533,036)     $ (45,554,653)
Corporate allocation                                 (893,229)          (921,142)        (3,399,281)        (3,456,161)
                                                 ------------      -------------     --------------      -------------
Net loss - continuing operations                 $ (1,574,051)     $ (45,162,674)    $   (4,932,317)     $ (49,010,814)
Interest expense, net                               7,160,709          7,390,643         28,507,970         31,178,457
Depreciation and amortization                       4,459,754          3,742,788         16,991,342         15,759,122
Other non-operating expenses  (1)                      33,253             43,772            201,757            185,574
                                                 ------------      -------------     --------------      -------------
EBITDA - continuing operations                   $ 10,079,665      $ (33,985,471)    $   40,768,752      $  (1,887,661)
Loss on investment in BHR  (2)                        611,206            600,828          2,465,612          2,395,436
Retroactive gaming tax charge  (3)                          -                  -                  -          2,071,850
Retroactive real property tax charge (4)             (271,284)                 -          1,886,425                  -
Loss on bond redemption (5) & (6)                           -         31,960,083                  -         31,960,083
Write-down of BNG assets (7)                                -         10,000,000                  -         10,000,000
                                                 ------------      -------------     --------------      -------------
Adjusted EBITDA -continuing operations           $ 10,419,587      $   8,575,440     $   45,120,789      $  44,539,708
                                                 ------------      -------------     --------------      -------------

MAJESTIC STAR CASINO ANNOUNCES EARNINGS RESULTS

THE MAJESTIC STAR CASINO, LLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (CONTINUED) (UNAUDITED)

                                                     For the Three Months             For the Twelve Months
DISCONTINUED OPERATIONS                               Ended December 31,                Ended December 31,
FITZGERALDS BLACK HAWK                               2004            2003             2004           2003
                                                 ------------   -------------     ------------   ------------
Net income                                       $  2,177,881   $   1,686,160     $  9,950,843   $  7,131,447
Interest expense, net                                  26,255               -           22,227              -
Depreciation and amortization                               -         468,421          994,332      1,729,678
                                                 ------------   -------------     ------------   ------------
EBITDA                                           $  2,204,136   $   2,154,581     $ 10,967,402   $  8,861,125
                                                 ------------   -------------     ------------   ------------
FITZGERALDS LAS VEGAS
Net loss                                                    -   $    (455,232)    $          -   $ (1,972,607)
Interest expense, net                                       -           2,476                -         17,027
Depreciation and amortization                               -         774,286                -      2,869,262
                                                 ------------   -------------     ------------   ------------
EBITDA                                                      -   $     321,530     $          -   $    913,682
                                                 ------------   -------------     ------------   ------------
TOTAL DISCONTINUED OPERATIONS
Net income                                       $  2,177,881   $   1,230,928     $  9,950,843   $  5,158,840
Interest expense, net                                  26,255           2,476           22,227         17,027
Depreciation and amortization                               -       1,242,707          994,332      4,598,940
                                                 ------------   -------------     ------------   ------------
Adjusted EBITDA -discontinued operations         $  2,204,136   $   2,476,111     $ 10,967,402   $  9,774,807
                                                 ============   =============     ============   ============
TOTAL COMBINED
Net income (loss) - property operations          $  1,497,059   $ (43,010,604)    $  8,417,807   $(40,395,813)
Corporate allocation                                 (893,229)       (921,142)      (3,399,281)    (3,456,161)
                                                 ------------   -------------     ------------   ------------
Net income (loss) - total combined               $    603,830   $ (43,931,746)    $  5,018,526   $(43,851,974)
Interest expense, net                               7,186,964       7,393,119       28,530,197     31,195,484
Depreciation and amortization                       4,459,754       4,985,495       17,985,674     20,358,062
Other non-operating expenses  (1)                      33,253          43,772          201,757        185,574
                                                 ------------   -------------     ------------   ------------
EBITDA - total combined                          $ 12,283,801   $ (31,509,360)    $ 51,736,154   $  7,887,146
Loss on investment in BHR  (2)                        611,206         600,828        2,465,612      2,395,436
Retroactive gaming tax charge  (3)                          -               -                -      2,071,850
Retroactive real property tax charge (4)             (271,284)              -        1,886,425              -
Loss on bond redemption (5) & (6)                           -      31,960,083                -     31,960,083
Write-down of BNG assets (7)                                       10,000,000                      10,000,000
                                                 ------------   -------------     ------------   ------------
Adjusted EBITDA - total combined                 $ 12,623,723   $  11,051,551     $ 56,088,191   $ 54,314,515
EBITDA contribution from Fitzgeralds Las Vegas              -        (321,530)               -       (913,682)

Adjusted EBITDA - total combined after           ------------   -------------     ------------   ------------
  Fitzgeralds Las Vegas                          $ 12,623,723   $  10,730,021     $ 56,088,191   $ 53,400,833
                                                 ============   =============     ============   ============


Notes:

(1)   Non-usage fees on the Company's Credit Facilities.

(2)   Represents depreciation expense from Buffington Harbor Riverboats, LLC.

(3)   Non-recurring gaming tax assessment in June 2003.

(4) Non-recurring real property tax liabilities related to 2002 and 2003. Non-recurring real property tax liability accrued in the first quarter of 2004 at $2,234,503 adjusted by $76,794 in the third quarter of 2004 and adjusted by $271,284 in the fourth quarter of 2004.

(5)   Loss on redemption of The Majestic Star Casino, LLC 10 7/8% notes.

(6)   Loss on redemption of Majestic Investor Holdings, LLC 11.653% notes.

(7) Write-down of the assets of Barden Nevada Gaming, LLC to fair market value at spin-off to Barden Development, Inc. on December 31, 2003.